                                                                      EXHIBIT 99

                  Information required by Form 11-K with respect to the Haverty Furniture Companies, Inc. Thrift Plan for the Fiscal Year Ended December 31, 2000

                  (a) The following financial statements are furnished for the above-referenced Plan:

                           Report of Independent Auditors;
                           Statements of Net Assets Available for Benefits
                            December 31, 2000 and 1999;
                           Statements of Changes in Net Assets Available for
                            Benefits for the Years Ended December 31, 2000 and 1999;
                           Notes to Financial Statements;
                           Schedule H -- Line 4i - Schedule of Assets Held for Investment Purposes

                  (b)      Exhibits:

                           Consent of Independent Auditors

                         Report of Independent Auditors

Employee Benefits Committee of
Haverty Furniture Companies, Inc.

We have audited the accompanying statements of net assets available for benefits of Haverty Furniture Companies, Inc. Thrift Plan as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2000 and 1999, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2000, is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

May 4, 2001
Atlanta, Georgia


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                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                 Statements of Net Assets Available for Benefits

                                                                 DECEMBER 31
                                                            2000              1999
                                                        ------------      ------------

ASSETS
Cash                                                    $    417,051      $    216,896
Dividends and interest receivable                             93,038            25,618

Investments, at fair value:
  Short-term investments                                     589,501           335,739
  Common trust funds                                      42,963,392        43,196,835
  Haverty Furniture Companies, Inc. common stock
                                                           3,353,718         4,074,252
                                                        ------------      ------------
Total investments                                         46,906,611        47,606,826
                                                        ------------      ------------
Total assets                                              47,416,700        47,849,340

                                                        ------------      ------------
Net assets available for benefits                       $ 47,416,700      $ 47,849,340
                                                        ============      ============

See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

           Statements of Changes in Net Assets Available for Benefits

                                                            YEAR ENDED DECEMBER 31
                                                            2000              1999
                                                        ------------      ------------

Additions to net assets attributed to:
  Contributions:
    Employer                                            $  1,174,120      $  1,031,890
    Participants                                           5,125,531         4,790,491
                                                        ------------      ------------
                                                           6,299,651         5,822,381

  Net appreciation in fair value of investments                   --         6,437,887
  Interest and dividends                                     754,801           744,984
                                                        ------------      ------------
                                                           7,054,452        13,005,252
Deductions from net assets attributed to:
  Net depreciation in fair value of investments            2,125,987                --
  Benefit payments                                         5,361,105         4,543,477
                                                        ------------      ------------
                                                           7,487,092         4,543,092
                                                        ------------      ------------

Net (decrease) increase                                     (432,640)        8,461,775

Net assets available for benefits:
   Beginning of year                                      47,849,340        39,387,565
                                                        ------------      ------------
   End of year                                          $ 47,416,700      $ 47,849,340
                                                        ============      ============

See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                      Notes to Audited Financial Statements

                                December 31, 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of Haverty Furniture Companies, Inc. (the "Company" and "Plan Sponsor") Thrift Plan (the "Plan") are prepared using the accrual method of accounting.

INVESTMENT VALUATION

The Plan's investments in common trust funds are stated at fair value as established by SunTrust Banks, Inc., the trustee of the Plan's investment assets, based on the fair values of the underlying securities. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. For investments in securities that do not have an established market, the trustee establishes a fair value for such securities.

INVESTMENT INCOME

Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned. Purchases and sales of securities are recorded on a trade date basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

ADMINISTRATIVE EXPENSES

The Plan Sponsor paid all administrative expenses of the Plan during 2000 and 1999.

2. DESCRIPTION OF THE PLAN

The Plan is a "qualified cash or deferred arrangement" plan under Section 401(k) of the Internal Revenue Code (the "Code"). The following description of the Plan provides only general information. Further information about the Plan is contained in the Summary Plan Description, Your 401(k) Thrift Plan. Copies of this booklet are available at the Company's Human Resources office.

ELIGIBILITY

Company employees' become eligible for participation in the Plan after they attain 21 years of age and complete 90 days of continuous, active employment. Plan entry dates are the first day of any calendar quarter. An employee who is included in a unit of employees covered by a collective bargaining agreement are excluded from participating in the Plan unless provided in the written agreement.

CONTRIBUTIONS

Participation is voluntary and eligible employees may elect to defer up to 16% of their compensation through payroll deductions, subject to statutory limitations. The Company matches employee contributions at the rate of 50% for all contributions up to and including 2%, and 25% for all contributions between 3% and 6% of each participant's annual compensation. Additional amounts may be contributed at the option of the Company's Board of Directors.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings.

Allocations are based on participant earnings or account balances, as defined in the Plan agreement. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

VESTING

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the employer contribution portion of their accounts plus actual earnings thereon is based on the number of years of service with the Company. A participant is 100 percent vested after five years of credited service.

Forfeitures of employer contributions are used to offset employer matching contributions for the same and/or future Plan years. Forfeited non-vested accounts of approximately $102,000 and $111,000 were used to reduce employer contributions during the years ended December 31, 2000 and 1999, respectively.

PAYMENT OF BENEFITS

All amounts credited to a participant's accounts are distributed with no forfeiture upon termination of employment for death, total disability, retirement at age 65, or after completion of five or more years of service.

The participant may elect to receive the portion of his/her account that is invested in Haverty Furniture Companies, Inc. Common Stock in cash, in whole shares of stock, or a combination of the two. All other investments are paid in a cash lump sum.

Participants are eligible to receive hardship withdrawals when certain conditions are met.

3. INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                               DECEMBER 31
                                                           2000             1999
                                                       -----------      ------------

SunTrust Banks, Inc. Money Market Fund                 $         *      $  2,688,500
SunTrust Banks, Inc. Balanced Fund                       8,519,481         8,556,418
SunTrust Banks, Inc. Equity Growth Fund                 16,751,730        18,249,804
SunTrust Banks, Inc. Equity Income Fund                  5,463,617         5,042,183
SunTrust Banks, Inc. Equity Index Fund                   8,866,918         7,778,922
Haverty Furniture Companies, Inc. Common Stock           3,353,718         4,074,252

* Amount was less than 5%.

The Plan's investments (including investments purchased, sold as well as held during the year) (depreciated) appreciated in fair value as determined by quoted market prices as follows:

                                                            YEAR ENDED DECEMBER 31
                                                            2000              1999
                                                        ------------      ------------

Common trust funds                                      $ (1,204,302)     $  5,942,797
Haverty Furniture Companies, Inc. Common Stock              (921,685)          495,090
                                                        ------------      ------------
                                                        $ (2,125,987)     $  6,437,887
                                                        ============      ============

4. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated June 21, 1996, stating that the Plan is qualified under Section 401(a) of the Code and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of the determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

5. TRANSACTIONS WITH PARTIES-IN-INTEREST

At December 31, 2000 and 1999, the Plan held 339,617 and 322,713 shares of Haverty Furniture Companies, Inc. Common Stock, respectively. The fair value of this stock at December 31, 2000 and 1999 was $3,353,718 and $4,074,252,
respectively. During 2000 and 1999, the Plan received $69,234 and $55,165, respectively, in dividends on Haverty Furniture Companies, Inc. Common Stock.

Certain Plan investments are shares of common trust funds managed by SunTrust Banks, Inc. SunTrust Banks, Inc. is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest.

6. PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their accounts.

7. SUBSEQUENT EVENT

Effective April 2, 2001, the Plan was amended to: (1) change the valuation of participant accounts from a monthly to a daily basis, (2) automatically enroll eligible participants into the Plan at a 2% deferral election, (3) shorten the enrollment period from the first of the quarter after 90 days of service to the first of the month after 60 days of service, and (4) add two additional mutual fund investment options. Also effective April 2, 2001, Chase Manhattan Bank, N.A. replaced SunTrust Banks, Inc. as the Plan's trustee.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                          EIN: 58-0281900 Plan No.: 003

                              Schedule H, Line 4(i)
                    Schedule of Assets (Held at End of Year)

                                December 31, 2000

                       (B)
      IDENTITY OF ISSUE, BORROWER, LESSOR OR                     (C)                          (E)
(A)               SIMILAR PARTY                       DESCRIPTION OF INVESTMENT          CURRENT VALUE
------------------------------------------------------------------------------------------------------

      SHORT TERM INVESTMENTS
 *    SunTrust Banks, Inc.                        AIM STIC Prime Portfolio               $    589,501

      COMMON TRUST FUNDS
 *    SunTrust Banks, Inc.                        Money Market Fund                         2,234,730
 *    SunTrust Banks, Inc.                        Short and Intermediate Bond Fund
                                                                                            1,126,916
 *    SunTrust Banks, Inc.                        Balanced Fund                             8,519,481
 *    SunTrust Banks, Inc.                        Equity Growth Fund                       16,751,730
 *    SunTrust Banks, Inc.                        Equity Income Fund                        5,463,617
 *    SunTrust Banks, Inc.                        Equity Index Fund                         8,866,918

      COMMON STOCK
 *    Haverty Furniture Cos., Inc.                Common stock                              3,353,718
                                                                                         ------------
                                                                                         $ 46,906,611
                                                                                         ============

* Indicates a party-in-interest to the Plan.

Note: Column (d) has not been presented as that information is not required.

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated May 4, 2001, with respect to the financial statements and supplemental schedule of Haverty Furniture Companies, Inc. Thrift Plan included in this Form 10-K/A, Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ Ernst & Young, LLP

Atlanta, Georgia
June 28, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 29th day of June 2001, by the undersigned thereunto duly authorized.

                                             HAVERTY FURNITURE COMPANIES, INC.
                                                        THRIFT PLAN


                                             By /s/ Dennis L. Fink
                                                --------------------------------
                                                Dennis L. Fink,
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (principal financial officer)


                                             By /s/ Dan C. Bryant
                                                --------------------------------
                                                Dan C. Bryant,
                                                Vice President and Controller
                                                (principal accounting officer)